As filed with the Securities and Exchange Commission on June 4, 2020

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

NEOPHOTONICS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	94-3253730
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

NeoPhotonics Corporation

3081 Zanker Road

San Jose, California 95134

(408) 232-9200

(Address of principal executive offices)

2020 Equity Incentive Plan

(Full title of the plan)

Timothy S. Jenks

Chief Executive Officer

c/o NeoPhotonics Corporation

3081 Zanker Road

San Jose, California 95134

(408) 232-9200

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

John H. Sellers, Esq.

Cooley LLP

3175 Hanover Street

Palo Alto, California 94304

(650) 843-5000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐	Smaller reporting company	☒
Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)		Proposed Maximum Offering Price Per Share(3)	Proposed Maximum Aggregate Offering Price(3)	Amount of Registration Fee(3)
Common Stock, par value $0.0025 per share	1,921,414 shares	(2)	$8.51	$16,351,233.14	$2,122.39
Total	1,921,414 shares			$16,351,233.14	$2,122.39

(1)         Pursuant to Rule 416(a) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s Common Stock that become issuable under the NeoPhotonics Corporation 2020 Equity Incentive Plan, as amended, set forth herein by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of outstanding shares of the Registrant’s Common Stock.

(2)         Subject to adjustment for certain changes in Registrant’s capitalization, the aggregate number of shares of Common Stock that may be issued pursuant to awards under the NeoPhotonics Corporation 2020 Equity Incentive Plan will not exceed the sum of: (i) 1,921,414 new shares and (ii) the number of Prior Plans’ Returning Shares (as defined below), if any, as such shares become available from time to time. The term “Prior Plans’ Returning Shares” refers to shares of Common Stock subject to an award granted under the NeoPhotonics Corporation 2010 Equity Incentive Plan or the NeoPhotonics Corporation 2011 Inducement Award Plan (together, the “Prior Plans”) that is outstanding as of the effective date of the 2020 Equity Incentive Plan (each, a “Prior Plan Award”), that, on or following the effective date: (i) are not issued because such Prior Plan Award or any portion thereof expires or otherwise terminates without all of the shares covered by such Prior Plan Award having been issued; (ii) are not issued because such Prior Plan Award or any portion thereof is settled in cash; or (iii) are forfeited back to or repurchased by the Company because of the failure to meet a contingency or condition required for the vesting of such shares.

(3)         Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) and Rule 457(c) promulgated under the Securities Act. The offering price per share and aggregate offering price are based on the average of the high ($8.710) and low ($8.31) sales prices of the Registrant’s Common Stock on May 29, 2020, as reported on the New York Stock Exchange.

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed for the purpose of registering 1,921,414 shares of the Registrant’s Common Stock reserved for issuance under the Registrant’s 2020 Equity Incentive Plan.

The Registrant’s Form S-8 Registration Statements filed with the Securities and Exchange Commission (the “Commission”) on February 2, 2011 (File No. 333-172031), October 13, 2011 (File No. 333-177306), February 10, 2012 (File No. 333-179453), June 25, 2013 (File No. 333-189577), July 25, 2014 (File No. 333-197657), March 24, 2015 (File No. 333-202942), March 24, 2016 (File No. 333-210399), April 7, 2017 (File No. 333-217211), March 14, 2018 (File No. 333-223661), April 15, 2019 (File No. 333-230859), August 6, 2019 (File No. 333-233032) and March 6, 2020 (File No. 333-236970) relating to the Registrant’s Prior Plans and certain other plans, are incorporated herein by reference and made a part hereof.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents previously filed by the Registrant with the Commission (File No. 001-35061) are incorporated into this Registration Statement on Form S-8 by reference:

(i)            The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed with the Commission on February 28, 2020, as amended by Amendment No. 1 on Form 10-K/A, filed with the Commission on March 3, 2020;

(ii)           The Registrant’s Current Report on Form 8-K filed with the Commission on March 3, 2020;

(iii)          The Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2020 filed with the Commission on May 7, 2020; and

(iv)          The description of the Registrant’s Common Stock contained in the Registration Statement on Form 8-A filed with the Commission on January 28, 2011, under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

All reports and other documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be part hereof from the date of filing of such reports and documents.

Any statement contained in a report or document incorporated or deemed to be incorporated by reference into this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed report or document which is also or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits.

		Incorporated by Reference
Exhibit Number	Description	Schedule Form	File Number	Exhibit	Filing Date	Filed Herewith
4.1	Amended and Restated Certificate of Incorporation of NeoPhotonics Corporation.	8-K	001-35061	3.1	February 10, 2011
4.2	Amended and Restated Bylaws of NeoPhotonics Corporation.	S-1/A	333-166096	3.5	November 22, 2010
4.3	Specimen Common Stock Certificate of NeoPhotonics Corporation.	S-1/A	333-166096	4.1	May 17, 2010
5.1	Opinion of Cooley LLP.					x
23.1	Consent of Cooley LLP (included in Exhibit 5.1).					x
23.2	Consent of Deloitte & Touche LLP, independent registered public accounting firm.					x
24.1	Power of Attorney (reference is made to the signature page of this Form S-8).					x
99.1	NeoPhotonics Corporation 2020 Equity Incentive Plan and forms of agreement thereunder.					x

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on June 4, 2020.

NeoPhotonics Corporation

By:	/s/ Elizabeth Eby
Elizabeth Eby
Senior Vice President and Chief Financial Officer

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POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints TIMOTHY S. JENKS and ELIZABETH EBY, jointly and severally, as his or her true and lawful attorneys-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Timothy S. Jenks	President, Chief Executive Officer and Chairman of the Board of Directors (Principal Executive Officer)	June 4, 2020
Timothy S. Jenks

/s/ Elizabeth Eby	Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	June 4, 2020
Elizabeth Eby

/s/ Charles J. Abbe	Director	June 4, 2020
Charles J. Abbe

/s/ Bandel L. Carano	Director	June 4, 2020
Bandel L. Carano

/s/ Yanbing Li	Director	June 4, 2020
Yanbing Li

/s/ Rajiv Ramaswami	Director	June 4, 2020
Rajiv Ramaswami

/s/ Michael J. Sophie	Director	June 4, 2020
Michael J. Sophie

/s/ Ihab S. Tarazi	Director	June 4, 2020
Ihab S. Tarazi

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